CERTIFICATE OF INCORPORATION

                                       OF

                         THE BANK OF THE SOMERSET HILLS

     THIS IS TO CERTIFY that we, the undersigned, do hereby make and subscribe this Certificate of Incorporation and do associate ourselves into a bank pursuant to "The Banking Act of 1948", being Chapter 67 of the laws of 1948, as amended, and each of us does severally agree to take and pay for the number of shares of the capital Stock of the bank as hereinafter set forth after our respective names, together with our proportionate share of the surplus and reserve fund for organization expense and reserve for contingencies herein provided.

     FIRST: The name by which the bank shall be known is THE BANK OF SOMERSET HILLS.

     SECOND: The principal office of the bank is to be located at 155 MORRISTOWN ROAD, in the BOROUGH of BERNARDSVILLE, SOMERSET County, New Jersey.

     THIRD: The bank shall have power to transact the business of banking in all its branches and, to that end, shall have and may exercise all those powers authorized to be exercised by banks under the provisions of the "The Banking Act of 1948" as those powers which are presently, or in the future may be authorized by law to be exercised by banks, but this bank shall not have power to exercise any fiduciary power which may by law be exercised only by banks which are qualified to act as fiduciaries.

     FOURTH: The amount of authorized capital stock of the bank shall be $25,000,000 divided into 5,000,000 shares of the par value of $5.00 each. The amount of issued


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capital Stock of the bank shall be $1,085,000 divided into 217,000 shares of par value of $5.00. Authorized but unissued capital stock may be issued by the Board of Directors under the provisions of The Banking Act of 1948, as presently enacted, and as from time to time amended and supplemented.

     FIFTH: The amount of surplus with which the bank will commence business is $434,000.

     SIXTH: The amount of the fund reserved for organization expense is $108,500 and the amount of the reserve for contingencies is $542,500.

     SEVENTH: The names and residences of the incorporators, and the number of shares subscribed for by each, are as follows:

NAME                   ADDRESS                                SHARE'S SUBSCRIBED
----                   -------                                ------------------

William J. Begley      6480 South Marina Way                         20,000
                       Stuart, FL 34996

Robert L. Clifford     2 Pleasant Hill Rd, Box 522                    3,500
                       Chester, NJ 07930

Edward B. Deutsch      176 Childs Road                               15,000
                       Basking Ridge, NJ 07920

Peter Dugan            Shalebrook Drive                              15,000
                       Morristown, NJ 07960

Jerome J. Graham, Jr.  8 Beech Lane                                   5,000
                       Morristown, NJ 07962

Warren S. Kimber, Jr.  Fox Hunt Road, Box 486                        10,000
                       New Vernon, NJ 07976

Leonard J. Lauer       Long Hill Road                                 2,500
                       New Vernon, NJ 07887

Desmond Lloyd          9 North Oak Court                              2,000
                       Convent Station, NJ 07961


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Dennis Longwell        95 Farley Road                                 7,000
                       Short Hills, NJ 07078

Paul F. Lozier         40 Dellwood Drive                             10,000
                       Madison, NJ 07940

Thompson McDaniel      4 Dellwood Drive                              15,000
                       Madison, NJ 07940

Gerald B. O'Connor     Hunting Coon, P.O. Box 495                    10,000
                       New Vernon, NJ 07976

Nicholas Rizzo         Morgan Drive, Box 701                         20,000
                       New Vernon, NJ 07976

M. Gerald Sedam, II    Country Drive, Box 361                        12,000
                       New Vernon, NJ 07976

Dominick R. Tozzo      12 Matt Drive                                 47,500
                       Fairfield, NJ 07003

Julie A Tozzo          261 Alpine Trail                               2,500
                       Sparta, NJ 07871

John A. VanVoorhis     31 Midwood Terrace                            10,000
                       Madison, NJ 07940

Sidney F. Wentz        1 White Deer Lane                             10,000
                       Morristown, NJ 07960

     EIGHTH: The number of Directors of the bank shall be not less than five
(5), and not more than twenty-five (25), as shall from time to time be fixed by the By-Laws.

     NINTH: The persons who shall serve as Directors until the first annual meeting of the stockholders are as follows:

     William J. Begley                            Paul F. Lozier
     Robert L. Clifford                           Thompson McDaniel
     Edward B. Deutsch                            Gerald B. O'Connor
     Jerome J. Graham, Jr.                        Nicholas Rizzo
     Warren S. Kimber, Jr.                        M. Gerald Sedam, II
     Leonard J. Lauer                             Julie A. Tozzo
     Desmond Lloyd                                John A. VanVoorhis
     Dennis Longwell                              Sidney F. Wentz


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     TENTH: The Board of Directors of the Bank shall have power to make, alter and appeal By-Laws, subject to alteration or repeal by the stockholders at any meeting. The power conferred by this paragraph Tenth shall be subject to such limitations as may from to time be imposed by law.

     ELEVENTH: The Board of Directors may, between annual meetings, increase the number of directors by not more than two (2), and may appoint persons to fill the vacancies so created, subject to the limitation, however, that there shall not at any time be more directors than authorized by Section 101 The Banking Act of 1948.

     TWELFTH: The Board of Directors shall have power to pay dividends from time to time, in whole or in part in stock, without approval or ratification of the stockholders, in the manner provided by and subject to the limitations contained in Section 2 of The Banking Act of 1948, as amended, or as may be further amended.

     THIRTEENTH: The Board of Directors shall have power to appoint an executive committee, from time to time, from among its member, in accordance with the statute in such case made and provided. Such committee shall have and may exercise such powers as are authorized by law, subject to the time and provisions of the By-Laws of this bank.

     FOURTEENTH: A director of the bank shall not be personally liable to the bank or its stockholders for damages for breach of any duty owed to the bank or its stockholders, except that this provision shall not relieve a director from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the bank or its stockholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit.


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     FIFTEENTH: For the duration permitted by the New Jersey Banking Act, as amended from time to time, an officer shall not be personally liable to the bank or its stockholders for damages for breach of duty owed to the bank or its stockholders, except that this provision shall not relieve an officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loya1ty to the bank or its stockholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit.

     SIXTEENTH: The bank shall have perpetual existence, subject to liquidation and dissolution as provided by law.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS


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     IN WITNESS WHEREOF, we have hereunto set out hands and seal this ______ day of _____________________, _____.


William J. Begley                                 Robert L. Clifford

Edward B. Deutsch                                 Peter Dugan

Jerome J. Graham, Jr.                             Warren S. Kimber, Jr.

Leonard J. Lauer                                  Desmond Lloyd

Dennis Longwell                                   Paul F. Lozier

Thompson McDaniel                                 Gerald B. O'Connor

Nicholas Rizzo                                    M. Gerald Sedam, II

Dominick R. Tozzo                                 Julie A Tozzo

John A. VanVoorhis                                Sidney F. Wentz


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



STATE OF NEW JERSEY
                                            ss:
COUNTY OF SOMERSET

     The undersigned, being of full age, and duly sworn according to law upon his oath deposes and says:

     I am an incorporator of the The Bank of the Somerset Hills of Bernardsville, NJ and I have undertaken writing to pay in cash, upon approval according to law of the certificate of incorporation, my proportionate share of the capital stock, surplus, and reserve fund for organization expense and reserve for contingencies, specified in said certificate.

     To my knowledge and belief, no fee, commission, or other compensation has been paid, directly or indirectly, by the proposed bank or by anyone in its behalf for securing subscribers for or selling stock in the proposed bank, and that no promotion fees or charges have been provided for are in any wise contemplated; the only fees paid or agreed to be paid in the matter for chartering and organizing the proposed bank being reasonable attorney's fees, filing and other fees authorized by law.

     I am acting on my own behalf as an incorporator of the proposed bank, and to my knowledge and belief, the incorporators of the proposed bank are the true and only parties in interest.

     To my knowledge and belief, the entire capital stock of the proposed bank has been subscribed for and each subscriber has undertaken in writing to pay in cash, upon approval according to law of the certificate of incorporation, his proportionate share of the capital stock, surplus and reserve fund for organization expense and reserve for contingencies, specified in the certificate of incorporation.




Sworn and subscribed to before me this
_____ day of _______________, _____.



(Notary)


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


STATE OF NEW JERSEY
                                  ss:
COUNTY OF SOMERSET

     BE IT REMEMBERED, that on this __________ day of ____________________,
____, before me, the subscriber, _____________________________, personally appeared _____________________________, who I am satisfied, is the person named in and who executed the foregoing certificate, and I having made known to him the contents thereof, he did acknowledge that he signed, sealed and delivered the same as his voluntary act and deed, for the purposes and uses therein expressed.


                                                              (Notary)


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


                                AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                         THE BANK OF THE SOMERSET HILLS

     By the unanimous written consent of the stockholder of The Bank of the Somerset Hills dated as of the 29th day of March, 2002, it was

     RESOLVED FIRST, that it is deemed advisable that The Bank of the Somerset Hills change its name to Somerset Hills Bank; and

     RESOLVED SECOND, that to provide for the above name change, the Certificate of Incorporation be amended to read as follows

     FIRST: The name by which the bank shall be known is:


                               SOMERSET HILLS BANK

     The foregoing resolution was adopted by the holders of more than two-thirds of the capital stock of the institution entitled to vote on the 29th day of March, 2002, pursuant to a resolution passed by the Board of Directors on the 26th day of March, 2002 (certified copy attached) deeming it advisable to adopt the amendment set forth in the said resolution and calling for the unanimous written consent of the stockholder in accordance with the laws of the State of New Jersey in such cases made and provided. By virtue of said written consent, the holder of all 1,500,000 shares of capital stock of the institution, all being entitled to vote, voted in favor of the foregoing proposed amendment to the certificate of incorporation of the institution.

     The following is a state of the vote of the stockholders of the foregoing resolutions and also a summary of the total number of shares voted in favor thereof and the total number of shares voted against the same, with a statement of the total number of shares represented by the unanimous written consent and the total number of shares issued and outstanding:

     Total number of shares issued of issued capital outstanding      1,500,000

     Total number of shares of issued capital stock represented
     by the unanimous written consent                                 1,500,000

     Total number of shares of issued capital stock voted in
     favor of the resolution and amendment                            1,500,000

     Total number of shares of issued capital stock voted in
     against the resolution and amendment                                -0-

     It is hereby certified that this is a true and correct report of the vote and the resolutions adopted by the stockholder of this institution on the date mentioned and that the consent of Somerset Hills Bancorp, the sole stockholder, is on file in the institution.

     We further certify that the said amendment to the certificate of incorporation was made in the manner required by Article 19 of Chapter 67, Laws of 1948, as amended.

     IN WITNESS WHEREOF, the chief executive officer and corporate secretary have hereunto set our hands and the corporate seal of said institution this 10th day of April, 2002.

                                                  ------------------------------
                                                  Stewart E. McClure, Jr.
                                                  Chief Executive Officer

(SEAL OF INSTITUTION)

                                                  ------------------------------
                                                  Bette Schmitt
                                                  Corporate Secretary

STATE OF NEW JERSEY        )
COUNTY OF SOMERSET         )  SS:

     On this _____ day of April, 2002, before me personally appeared Stewart E. McClure, Jr. and Bette Schmitt who, I am satisfied, are the Chief Executive Officer and Corporate Secretary, respectively, of The Bank of the Somerset Hills, the persons who executed the foregoing certificate as such officers of the corporation and I having first made known to Stewart E. McClure, Jr., chief executive officer and Bette Schmitt, corporate secretary, the contents thereof, they acknowledged that they signed, sealed and delivered the foregoing instruments as the free and voluntary act and deed of said corporation, made by virtue of authority of its Board of Directors.

                                                  -----------------------------
                                                  Kevin P. Galvin, Esq.
                                                  Attorney at Law of New Jersey

                                   RESOLUTION
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                         THE BANK OF THE SOMERSET HILLS

WHEREAS, the Board of Directors of the Bank has decided that it is in the best interest of the Bank to change the name of the Bank, among other reasons, to provide a more uniform branding of the Bank's name with its operating subsidiaries; and

WHEREAS, the Board has determined that it is in the best interest of the Bank to change the name of its wholly-owned operating subsidiary, Somerset Hills Wealth Management Services, LLC ("LLC").

NOW, THEREFORE:

BE IT RESOLVED, that the Board hereby approves the amendment to the Bank's Certificate of Incorporation for the purpose of changing the Bank's name to Somerset Hills Bank; and

BE IT FURTHER RESOLVED, that the Board hereby approves the amendment to the LLC's Certificate of Formation for the purpose of changing the LLC's name to Somerset Hills Wealth Management, LLC; and

BE IT FURTHER RESOLVED, that the proper officers of the Bank be, and each of them hereby is, authorized and directed to make, execute, and deliver, or cause to be made, executed, or delivered all such agreements, documents, instruments, and papers and to do, or cause to be done, all such further acts or things in the name of and on behalf of the Bank, under its corporate seal or otherwise, as they may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions.

Unanimously Approved:  March 26, 2002


----------------------------------
Bette Schmitt, Corporate Secretary